EXHIBIT 99.1

PAB Bankshares, Inc. Announces First Quarter 2008 Financial Results

VALDOSTA, Ga., April 28, 2008 (PRIME NEWSWIRE) -- On Monday, April 28, 2008, PAB Bankshares, Inc. (Nasdaq:PABK), the holding company for The Park Avenue Bank, announced its financial results for the three months ended March 31, 2008. The Company reported net income of $1.3 million, or $0.14 per diluted share, for the first quarter of 2008, a 58% decrease compared to net income of $3.1 million, or $0.32 per diluted share, for the first quarter of 2007. The decrease in earnings for the first quarter of 2008 was due primarily to a provision for loan losses of $1.2 million ($780,000 after taxes), and an $845,000 after tax decrease in net interest income. The increase in the provision for loan losses is due to an increase in nonperforming loans during the quarter and continued weakness in residential real estate in the Atlanta MSA. The decline in net interest income is the combined result of a reduction in revenues of approximately $793,000 ($515,000 after taxes) related to our nonperforming assets and the declining interest rate environment. The earnings for the first quarter of 2008 resulted in a return on average assets ("ROA") of 0.44% and a return on average equity ("ROE") of 5.24%, both decreases compared to the 1.11% ROA and 12.75% ROE reported for the first quarter of 2007.

"We continue to work through our problems in residential construction and development lending around Atlanta. Over the past six months, we have seen a decline in real estate valuations in certain areas due to the level of inventory being pushed into distressed sales. Although these valuation declines may eventually prove to be temporary, the damage has been done to many of our borrowers in these areas. The adverse market conditions have hampered the liquidity of their inventories and our collateral, and we are carrying a higher level of nonperforming assets as a result. These conditions, combined with an unfavorable interest rate environment, have had a detrimental impact on our earnings this quarter," stated Company President and CEO M. Burke Welsh, Jr.

"On a positive note, we continue to generate good banking business in South Georgia, where solid economic growth continues. Also, our small business calling campaigns are generating additional commercial banking relationships for loans and deposits in all of our markets. Finally, while many banks in our region are facing regulatory pressures and distractions due to market conditions, we are seeing more opportunities that could have the potential to strengthen our balance sheet, add depth to our banking talent and solidify our market share in and around our franchise's footprint. We are exploring these opportunities, and given our strong capital ratios, we anticipate being in a position to capitalize on those that appear favorable to us," added Welsh.

A summary of pertinent asset quality ratios for the Company follows.

 * As of March 31, 2008, the Company reported total nonperforming assets of $33.3 million, or 2.77% of total assets, a $15.5 million increase since the end of 2007.  The increase in nonperforming assets during the first quarter of 2008 was due to a net increase of $9.7 million in residential construction and development loans defaulting and being placed on nonaccrual status during the quarter.
 * The majority of the $33.3 million in nonperforming assets is secured by residential real estate.  At March 31, 2008, the underlying real estate collateral consisted of (1) 625 acres of undeveloped land in four parcels zoned for residential development with a total carrying value of $8.5 million, or $13,600 per acre on average, (2) 210 residential lots with a total carrying value of
   $9.3 million, or $44,300 per lot on average, (3) 58 residential houses with a total carrying value of $6.7 million, or $115,600 per house on average, and (4) 12 commercial properties with a total carrying value of $8.8 million, or $732,700 per property on average.
 * The Company reported foreclosed assets of $7.2 million, or 0.60% of total assets, at quarter end, an $877,000 increase during the quarter.
 * The Company reported total loans on nonaccrual status or past due more than 89 days of $26.1 million, or 2.79% of total loans, at quarter end, a $14.7 million increase during the quarter.
   Approximately 90.8% of the loans on nonaccrual status at quarter end were construction and development loans, and these loans represented approximately 6.5% of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of $9.8 million, or 1.05% of total loans, at quarter end, a $7.9 million decrease during the quarter.  These loans are not included in total nonperforming assets at quarter end.  Approximately 65.5% of the loans past due 30-89 days at quarter end were construction and development loans, and these loans represented approximately 1.9%
   of the Company's total portfolio of construction and development loans.
 * Loan loss provision expense was $1.2 million in the first quarter, compared to $1.8 million for the fourth quarter of 2007 and no provision expense for the first quarter of 2007.
 * Net charge-offs were approximately $231,000 in the first quarter of
   2008, or 0.10% of average loans (annualized), which is comparable to the Company's five-year average net charge-off ratio of 0.10%.
 * At March 31, 2008, the allowance for loan losses represented approximately 1.48% of total loans.

At March 31, 2008, the Company reported total assets of $1.21 billion, a nominal 0.5% increase from the $1.20 billion reported at December 31, 2007. During the quarter, total loans outstanding increased $13.6 million, or 5.9% annualized, to $934.9 million and total deposits decreased $8.0 million, or 3.3% annualized, to $972.1 million. The decrease in total deposits is the result of the Company's decision to not aggressively compete in its markets for high-priced deposits but to utilize brokered deposits and advances from the Federal Home Loan Bank of Atlanta (the "FHLB"), which were at lower rates, to fund its liquidity needs during the quarter. Total brokered deposits increased $30.2 million during the quarter to $65.8 million, or 6.8% of total deposits and 5.5% of total assets, at March 31, 2008. Total advances from the FHLB increased $17.8 million during the quarter to $104.1 million, or 8.6% of total assets, at March 31, 2008.

For the first quarter of 2008, the Company's net interest margin was 3.41%, a 20 basis point decrease compared to 3.61% in the fourth quarter of 2007 and a 74 basis point decrease compared to 3.89% in the first quarter of 2007. The reduction of interest income due to the nonperforming assets negatively impacted the net interest margin by 28 basis points during the first quarter of 2008, compared to a 13 basis point impact in the fourth quarter of 2007 and a four basis point impact in the first quarter of 2007. The Company's average yield on earning assets for the first quarter of 2008 was 6.89%, a 59 basis point decline compared to the fourth quarter of 2007 and a 102 basis point decline compared to the same period last year. The Company's average rate paid for interest-bearing deposits and other borrowings was 3.91% for the quarter, a 45 basis point decline compared to the fourth quarter of 2007 and a 41 basis point decrease compared to the first quarter of 2007.

Noninterest income increased 11.2% for the first quarter of 2008 compared to the same period in 2007 due to increases in mortgage origination fees, service charges on deposit accounts and ATM and debit card fee income. The Company realized $183,000 in securities gains during the first quarter of 2008, compared to securities gains of $173,000 in the first quarter of 2007. Noninterest expenses increased 4.8% for the first quarter of 2008 compared to the same period in 2007 due to increases in personnel costs and employee benefits, occupancy expenses of premises, telecommunication charges and director fees.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 9:00 AM Eastern on Tuesday, April 29, 2008. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=121453. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) 412-317-0088. The following replay passcodes will be required for playback access: 418555.

About PAB

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, projected growth, business opportunities in our markets and economic conditions, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA

                                   Period Ended
            -----------------------------------------------------------
             03/31/08    12/31/07    09/30/07    06/30/07    03/31/07
 ----------------------------------------------------------------------
 (Dollars in
 thousands
 except per
 share and
 other data)
 Summary of
  Operations:
 Interest
  income    $   19,030  $   21,013  $   21,866  $   21,345  $   20,451
 Interest
  expense        9,685      10,956      11,084      10,386       9,783
 ----------------------------------------------------------------------
  Net
   interest
   income        9,345      10,057      10,782      10,959      10,668
 ----------------------------------------------------------------------
 Provision
  for loan
  losses         1,200       1,800         400         200          --
 Other
  income         1,643       1,682       1,471       1,359       1,478
 Other
  expense        7,829       7,440       7,471       7,209       7,470
 ----------------------------------------------------------------------
  Income
   before
   income
   tax
   expense       1,959       2,499       4,382       4,909       4,676
 Income tax
  expense          662         858       1,523       1,688       1,612
 ----------------------------------------------------------------------
  Net
   income   $    1,297  $    1,641  $    2,859  $    3,221  $    3,064
 ======================================================================
 Net
  interest
  income on
   a tax-
   equivalent
   basis    $    9,522  $   10,230  $   10,948  $   11,119  $   10,822
 Per Share
  Ratios:
 Net income
  - basic   $     0.14  $     0.18  $     0.30  $     0.34  $     0.32
 Net income
  - diluted       0.14        0.18        0.30        0.33        0.32
 Dividends
  declared
  for period     0.145       0.145       0.145       0.145       0.145
 Dividend
  payout
  ratio         102.39%      81.50%      47.14%      42.66%      45.02%
 Book value
  at end of
  period    $    10.80  $    10.59  $    10.42  $    10.16  $    10.26
 Common
  Share
  Data:
 Outstanding
  at period
  end        9,153,902   9,223,217   9,291,215   9,479,490   9,516,673
 Weighted
  average
  outstan-
  ding       9,180,952    9,253,298  9,410,321   9,498,569   9,515,976
 Diluted
  weighted
  average
  outstan-
  ding       9,239,867   9,342,489   9,541,922   9,661,696   9,691,233
 Selected
  Average
  Balances:
 Total
  assets    $1,194,717  $1,194,703  $1,185,839  $1,155,158  $1,124,534
 Earning
  assets     1,121,461   1,123,811   1,117,852   1,087,926   1,057,121
 Loans         930,049     915,214     905,931     876,982     834,070
 Deposits      967,426     977,666     970,515     935,100     910,188
 Stock-
  holders'
  equity        99,557      98,567      97,499      98,678      97,470
 Selected
  Period
  End
  Balances:
 Total
  assets    $1,205,041  $1,198,671  $1,195,680  $1,169,967  $1,171,845
 Earning
  assets     1,129,869   1,116,776   1,127,873   1,097,888   1,106,808
 Loans         934,927     921,349     904,082     905,158     854,076
 Allowance
  for loan
  losses        13,875      12,906      11,497      11,342      11,085
 Goodwill        5,985       5,985       5,985       5,985       5,985
 Deposits      972,104     980,149     979,792     945,847     954,416
 Stock-
  holders'
  equity        98,866      97,676      96,833      96,290      97,657
 Tier 1
  regulatory
  capital      100,010     100,885     101,647     103,397     102,173
 Performance
  Ratios:
 Return on
  average
  assets          0.44%       0.54%       0.96%       1.12%       1.11%
 Return on
  average
  stock-
  holders'
  equity          5.24%       6.61%      11.63%      13.10%      12.75%
 Net
  interest
  margin          3.41%       3.61%       3.89%       4.10%       4.15%
 Efficiency
  ratio
  (excluding
  the
  following
  items):        70.87%      63.46%      60.54%      57.62%      61.54%
  Securities
   gains
   (losses)
   included
   in other
   income   $      183  $      129  $       49  $      (38) $      173
   Other
    gains
   (losses)
   included
   in other
   income          (66)         60          28           6         (13)
 Selected
  Asset
  Quality
  Factors:
 Nonaccrual
  loans     $   26,090  $   11,405  $    5,185  $    1,986  $    4,192
 Loans 90
  days or
  more past
  due and
  still
  accruing          13          37          34          27          69
 Other
  impaired
  loans
  (troubled-
  debt
  restructur-
  ings)             --          --          --          --          --
 Other real
  estate and
  reposse-
  ssions         7,237       6,360       3,676       2,999         362
 Asset
  Quality
  Ratios:
 Net charge-
  offs to
  average
  loans
  (annualized
  YTD)            0.10%       0.06%       0.02%     -0.03%      -0.04%
 Nonperforming
  loans to
  total
  loans           2.79%       1.24%       0.58%       0.22%       0.50%
 Nonperforming
  assets to
  total
  assets          2.77%       1.49%       0.74%       0.43%       0.39%
 Allowance
  for loan
  losses to
  total
  loans           1.48%       1.40%       1.27%       1.25%       1.30%
 Allowance
  for loan
  losses to
  nonperfor-
  ming loans     53.15%     112.79%     220.30%     563.32%     260.13%
 Other
  Selected
  Ratios and
  Nonfinancial
  Data:
 Average
  loans to
  average
  earning
  assets         82.93%      81.44%      81.04%      80.61%      78.90%
 Average
  loans to
  average
  deposits       96.14%      93.61%      93.35%      93.78%      91.64%
 Average
  stock-
  holders'
  equity to
  average
  assets          8.33%       8.25%       8.22%       8.54%       8.67%
 Full-time
  equivalent
  employees        321         327         328         322         329
 Bank branch
  offices           20          20          20          20          20
 Bank loan
  production
  offices            3           3           3           3           3
 Bank ATMs          25          25          25          25          25

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA

                                   Period Ended
            -----------------------------------------------------------
             03/31/08    12/31/07    09/30/07    06/30/07    03/31/07
 ----------------------------------------------------------------------
 (Dollars in
 thousands
 except per
 share and
 other data)
 Summary of
  Operations:
 Interest
  income    $   19,030  $   84,676  $   63,663  $   41,797  $   20,451
 Interest
  expense        9,685      42,210      31,253      20,169       9,783
 ----------------------------------------------------------------------
  Net
   interest
   income        9,345      42,466      32,410      21,628      10,668
 ----------------------------------------------------------------------
 Provision
  for loan
  losses         1,200       2,400         600         200          --
 Other
  income         1,643       5,991       4,309       2,838       1,478
 Other
  expense        7,829      29,590      22,150      14,679       7,470
 ----------------------------------------------------------------------
  Income
   before
   income
   tax
   expense       1,959      16,467      13,969       9,587       4,676
 Income tax
  expense          662       5,681       4,823       3,300       1,612
 ----------------------------------------------------------------------
  Net
   income   $    1,297  $   10,786  $    9,146  $    6,287  $    3,064
 ======================================================================
 Net
  interest
  income on
  a tax-
  equivalent
  basis     $    9,522  $   43,120  $   32,889  $   21,941  $   10,822
 Per Share
  Ratios:
 Net income
  - basic   $     0.14  $     1.14  $     0.96  $     0.66  $     0.32
 Net income
  - diluted        0.14        1.13        0.95       0.65        0.32
 Dividends
  declared
  for the
  period          0.145       0.580       0.435      0.290       0.145
 Dividend
  payout
  ratio          102.39%      50.43%      44.85%     43.81%      45.02%
 Common
  Share
  Data:
 Weighted
  average
  outstan-
  ding        9,180,952  ,418,796    9,474,568   9,507,224   9,515,976
 Diluted
  weighted
  average
  outstan-
  ding        9,239,867   9,560,324   9,631,175   9,676,672  9,691,233
 Selected
  Average
  Balances:
 Total
  assets    $1,194,717  $1,165,307  $1,155,401  $1,139,930  $1,124,534
 Earning
  assets     1,121,461   1,096,918   1,087,855   1,072,608   1,057,121
 Loans         930,049     883,334     872,591     855,644     834,070
 Deposits      967,426     948,613     938,822     922,713     910,188
 Stockh-
  olders'
  equity        99,557      98,055      97,883      98,077      97,470
 Performance
  Ratios:
 Return on
  average
  assets          0.44%       0.93%       1.06%       1.11%       1.11%
 Return on
  average
  stock-
  holders'
  equity          5.24%      11.00%      12.49%      12.93%      12.75%
 Net
  interest
  margin          3.41%       3.93%       4.04%       4.13%       4.15%
 Efficiency
  ratio
  (excluding
  the
  following
  items):        70.87%      60.74%      59.88%     59.55%       61.54%
   Securities
    gains
    (losses)
    included
    in other
    income  $      183  $      313  $      184  $      135  $      173
   Other
    gains
    (losses)
    included
    in other
    income         (66)         81          21          (7)        (13)
 Other
  Selected
  Ratios:
 Average
  loans to
  average
  earning
  assets         82.93%      80.53%      80.21%      79.77%      78.90%
 Average
  loans to
  average
  deposits       96.14%      93.12%      92.95%      92.73%      91.64%
 Average
  stockholders'
  equity to
  average
  assets          8.33%       8.41%       8.47%       8.60%       8.67%

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of March 31, 2008

                       South     North
                      Georgia   Georgia    Florida
                       Market    Market    Market   Treasury    Total
                      -------------------------------------------------
                                   (Dollars in Thousands)
 Loans
 Commercial and
  financial           $ 34,139  $ 46,849  $  2,318  $     37  $ 83,343
 Agricultural
  (including loans
  secured by farmland)  29,850     4,530     8,193        --    42,573
 Real estate -
  construction          83,499   220,893    58,391       609   363,392
 Real estate -
  commercial            77,251   136,192    23,262     4,460   241,165
 Real estate -
  residential          134,756    31,678     8,228     4,429   179,091
 Installment loans to
  individuals and
  others                13,629     5,660       160     6,255    25,704
                      -------------------------------------------------
                       373,124   445,802   100,552    15,790   935,268
 Deferred loan fees
  and unearned
  interest, net            282      (253)     (363)       (7)     (341)
                      -------------------------------------------------
 Total loans           373,406   445,549   100,189    15,783   934,927
 Allowance for loan
  losses                (4,973)   (9,688)   (1,341)    2,127   (13,875)
                      -------------------------------------------------
 Net loans            $368,433  $435,861  $ 98,848  $ 17,910  $921,052
                      =================================================
 Percent of total         40.0%     47.3%     10.7%      2.0%    100.0%
                      =================================================

 Deposits
 Noninterest-bearing
  demand              $ 73,106  $ 14,447  $  3,561  $  5,915  $ 97,029
 Interest-bearing
  demand and savings   260,368    40,068    30,157       591   331,184
 Time less than
 $100,000              157,521    50,493    90,629       156   298,799
 Time greater than or
  equal to $100,000     98,623    37,631    42,962       100   179,316
 Brokered                   --        --        --    65,776    65,776
                      -------------------------------------------------
 Total deposits       $589,618  $142,639  $167,309  $ 72,538  $972,104
                      =================================================
 Percent of total         60.6%     14.7%     17.2%      7.5%    100.0%
                      =================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      03/31/08  12/31/07  09/30/07  06/30/07  03/31/07
                      ------------------------------------------------
                                   (Dollars In Thousands)

 Commercial and
  financial           $ 83,343  $ 78,730  $ 78,556  $ 78,048  $ 69,347
 Agricultural
  (including loans
  secured by farmland)  42,573    41,861    42,608    46,973    38,102
 Real estate -
  construction         363,392   352,732   339,019   328,347   323,837
 Real estate -
  commercial           241,165   248,272   257,841   270,978   252,654
 Real estate -
  residential          179,091   174,157   164,967   161,404   153,025
 Installment loans to
  individuals and
  other loans           25,704    26,011    21,691    20,246    17,958
                      --------  --------  --------  --------  --------
                       935,268   921,763   904,682   905,996   854,923
 Deferred loan fees
  and unearned
 interest, net            (341)     (414)     (600)     (839)     (847)
                      --------  --------  --------  --------  --------
 Total loans           934,927   921,349   904,082   905,157   854,076
 Allowance for loan
  losses               (13,875)  (12,906)  (11,497)  (11,342)  (11,085)
                      --------  --------  --------  --------  --------
 Net loans            $921,052  $908,443  $892,585  $893,815  $842,991
                      ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      03/31/08  12/31/07  09/30/07  06/30/07  03/31/07
                      ------------------------------------------------
 Commercial and
  financial               8.91%     8.55%     8.69%     8.62%     8.12%
 Agricultural
  (including loans
  secured by farmland)    4.55%     4.54%     4.71%     5.19%     4.46%
 Real estate -
  construction           38.87%    38.28%    37.50%    36.27%    37.92%
 Real estate -
  commercial             25.80%    26.95%    28.52%    29.94%    29.58%
 Real estate -
  residential            19.16%    18.90%    18.25%    17.83%    17.92%
 Installment loans to
  individuals and
  other loans             2.75%     2.82%     2.40%     2.24%     2.10%
                      --------  --------  --------  --------  --------
                        100.04%   100.04%   100.07%   100.09%   100.10%
 Deferred loan fees
  and unearned
 interest, net           -0.04%    -0.04%    -0.07%    -0.09%    -0.10%
                      --------  --------  --------  --------  --------
 Total loans            100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for loan
  losses                 -1.48%    -1.40%    -1.27%    -1.25%    -1.30%
                      --------  --------  --------  --------  --------
 Net loans               98.52%    98.60%    98.73%    98.75%    98.70%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                        Period Ended
                      ------------------------------------------------
                      03/31/08  12/31/07  09/30/07  06/30/07  03/31/07
                      ------------------------------------------------
                                   (Dollars In Thousands)
 Noninterest-bearing
  demand              $ 97,029  $ 89,423  $ 91,053  $ 98,862  $107,917
 Interest-bearing
  demand and savings   331,184   354,743   362,079   349,720   371,484
 Time less than
 $            100,000  298,799   312,722   315,532   300,856   287,982
 Time greater than or
  equal to $100,000    179,316   187,662   172,529   163,973   158,464
 Brokered               65,776    35,599    38,599    32,436    28,569
                      --------  --------  --------  --------  --------
 Total deposits       $972,104  $980,149  $979,792  $945,847  $954,416
                      ========  ========  ========  ========  ========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                        Period Ended
                      ------------------------------------------------
                      03/31/08  12/31/07  09/30/07  06/30/07  03/31/07
 Noninterest-bearing
  demand                  9.98%     9.12%     9.29%    10.45%    11.31%
 Interest-bearing
  demand and savings     34.07%    36.19%    36.96%    36.98%    38.92%
 Time less than
  $100,000               30.74%    31.91%    32.20%    31.78%    30.18%
 Time greater than or
  equal to $100,000      18.44%    19.15%    17.61%    17.36%    16.60%
 Brokered                 6.77%     3.63%     3.94%     3.43%     2.99%
                      --------  --------  --------  --------  --------
 Total deposits         100.00%   100.00%   100.00%   100.00%   100.00%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months ended
 March 31, 2008 and 2007. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate. Loan average balances include loans on nonaccrual status.

  For the Three Months
  Ended March 31,              2008                       2007
 -----------------------------------------------------------------------
                             Interest Average           Interest Average
                   Average    Income/  Yield/  Average   Income/  Yield/
                   Balance    Expense  Rate    Balance   Expense  Rate
 -----------------------------------------------------------------------
                                 (Dollars In Thousands)

 Interest-earning
  assets:
 Loans            $  930,049  $16,657  7.20%  $  834,070  $17,685  8.60%
 Investment
  securities:
 Taxable             151,172    1,993  5.30%     157,340    2,012  5.19%
 Nontaxable           33,143      504  6.12%      29,333      438  6.05%
 Other short-term
  investments          7,097       53  3.01%      36,378      469  5.23%
                  ------------------------------------------------------
 Total
  interest-
  earning assets  $1,121,461  $19,207  6.89%  $1,057,121  $20,604  7.91%
                  ------------------------------------------------------

 Interest-bearing
  liabilities:
 Demand deposits  $ 305,907   $ 1,927  2.53%  $  297,988  $ 2,590  3.53%
 Savings deposits    35,342        76  0.86%      37,587      147  1.59%
 Time deposits      533,563     6,415  4.84%     473,550    5,716  4.90%
 FHLB advances       92,454       930  4.05%      90,112    1,052  4.73%
 Notes payable       10,310       168  6.57%      10,310      180  7.09%
 Other short-term
  borrowings          18,418      169  3.69%       9,105       98  4.35%
                  ------------------------------------------------------
 Total interest-
  bearing
  liabilities     $  995,994  $ 9,685  3.91%  $  918,652  $ 9,783  4.32%
                  ------------------------------------------------------

 Interest rate
  spread                               2.98%                       3.59%
                                       =====                       =====

 Net interest
  income                      $ 9,522                     $10,821
                              =======                     =======

 Net interest
  margin                               3.41%                       4.15%
                                       =====                      =====

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com